EXHIBIT 10.34

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of May 12, 2003, is entered into between FOOTHILL CAPITAL CORPORATION, a California corporation, as agent (in such capacity, “Agent”) for the Lenders (as defined below), and EN POINTE TECHNOLOGIES SALES, INC., a Delaware corporation (“Borrower”).

RECITALS

A.            Borrower, the lenders signatory thereto (the “Lenders”) and Agent have previously entered into that certain Loan and Security Agreement dated December 28, 2001, as amended by that First Amendment to Loan and Security Agreement, dated July 30, 2002, and that Second Amendment to Loan and Security Agreement, dated October 9, 2002 (as amended, the “Loan Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrower.  Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

B.            Borrower and Agent now wish to amend the Loan Agreement on the terms and conditions set forth herein.

C.            Borrower is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent’s or any Lender’s rights or remedies as set forth in the Loan Agreement are being waived or modified by the terms of this Amendment.

AMENDMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Amendment to Loan Agreement.

(a)           The definition of “Base Rate Margin” contained in Section 1.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“ “Base Rate Margin” means two percentage points (2.00%); provided, however, on each date on which financial statements are timely delivered under Section 6.3(a), beginning with the delivery of financial statements for the fiscal quarter ending March 31, 2003, the Base Rate Margin shall be reset to be a number of percentage points depending on Borrower’s EBITDA for the prior 12 months, measured quarterly, as set forth below:

Trailing 12 Month EBITDA	Margin over Base Rate
Greater than or equal to $6,000,000	0.75%
Greater than or equal to $4,000,000 but less than $6,000,000	1.00%
Greater than or equal to $2,000,000 but less than $4,000,000	1.75%
Less than $2,000,000	2.50%

; provided, further, if financial statements are not timely delivered under Section 6.3(a) the Base Rate Margin shall be set on the date such financial statements are due at two and one-half percentage points (2.50%) and shall remain at that rate until the delivery of financial statements that permit the setting of the Base Rate Margin in accordance with the table above.”

(b)           The definition of “LIBOR Rate Margin” contained in Section 1.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“ “LIBOR Rate Margin” means four and one-fourth percentage points (4.25%); provided, however, on each date on which financial statements are timely delivered under Section 6.3(a), beginning with the delivery of financial statements for the fiscal quarter ending March 31, 2003, the LIBOR Rate Margin shall be reset to be a number of percentage points depending on Borrower’s EBITDA for the prior 12 months, measured quarterly, as set forth below:

Trailing 12 Month EBITDA	Margin over Base LIBOR Rate
Greater than or equal to $6,000,000	3.00%
Greater than or equal to $4,000,000 but less than $6,000,000	3.25%
Greater than or equal to $2,000,000 but less than $4,000,000	4.00%
Less than $2,000,000	4.75%

; provided, further, if financial statements are not timely delivered under Section 6.3(a) the LIBOR Rate Margin shall be set on the date such financial statements are due at four and three-fourths percentage points (4.75%) and shall remain at that rate until the delivery of financial statements that permit the setting of the LIBOR Rate Margin in accordance with the table above.”

(c)           Section 2.6(c) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                                                “(c)         Guaranty Reserve Fee.  On the first day of each month during the term of this Agreement, Borrower shall pay Agent (for the ratable benefit of the Lenders with a Revolver Commitment, subject to any letter agreement between Agent and individual Lenders), a Guaranty Reserve fee which shall accrue at a rate equal to one and one-fourth percentage points (1.25%) per annum times the Daily Balance of the IBMCC Obligations.”

(d)           Section 7.19(a)(i) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(i)          Minimum EBITDA.  EBITDA, measured on a fiscal quarter-end basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount	Applicable Period
$(3,500,000)	For the 12 month period ending March 31, 2003

$(1,900,000)	For the 12 month period ending June 30, 2003

$(750,000)	For the 12 month period ending September 30, 2003

$300,000	For the 12 month period ending December 31, 2003

$2,450,000	For the 12 month period ending on the last day of each fiscal quarter thereafter”

(e)           Section 7.19(a)(ii) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(ii)         Tangible Net Worth.  Tangible Net Worth, measured on a fiscal quarter-end basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount	Applicable Period
$15,000,000	For the fiscal quarter ending March 31, 2003

$14,250,000	For the fiscal quarter ending June 30, 2003

$14,250,000	For the fiscal quarter ending September 30, 2003

$14,500,000	For the fiscal quarter ending December 31, 2003

$14,600,000	For each fiscal quarter ending thereafter”

2.             Effectiveness of this Amendment.  Agent must have received the following items, in form and content acceptable to Agent, before this Amendment is effective, and before any Lender is required to extend any credit to Borrower as provided for by this Amendment.

(a)           Amendment; Acknowledgement.  This Amendment and the attached Acknowledgement by Guarantors, each fully executed in a sufficient number of counterparts for distribution to all parties.

(b)           Amendment Fee.  An amendment fee in the amount of Fifty Thousand Dollars ($50,000), fully earned as of, and due and payable on, the date hereof.

(c)           Representations and Warranties.  The representations and warranties set forth herein and in the Loan Agreement must be true and correct.

(d)           Other Required Documentation.  All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Agent.

3.             Representations and Warranties.  Borrower represents and warrants as follows:

(a)           Authority.  Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party.  The execution, delivery and performance by Borrower of this Amendment have been duly approved by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restriction binding on Borrower.  No other corporate proceedings are necessary to consummate such transactions.

(b)           Enforceability.  This Amendment has been duly executed and delivered by Borrower.  This Amendment and each Loan Document (as amended or modified hereby) is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, and is in full force and effect.

(c)           Representations and Warranties.  The representations and warranties contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

(d)           No Default.  After giving effect to this Amendment, no event has occurred and is continuing that constitutes an Event of Default and by entering into this Amendment, Agent is not waiving and shall not be deemed to have waived any Event of Default that may exist.

4.             Choice of Law.  The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California governing contracts only to be performed in that State.

5.             Counterparts.  This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

6.             Reference to and Effect on the Loan Documents.

(a)           Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

(b)           Except as specifically amended above, the Loan Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrower to Lenders and Agent without defense, offset, claim or contribution.

(c)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d)           To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

7.             Ratification.  Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the Loan Documents effective as of the date hereof.

8.             Estoppel.  To induce Agent to enter into this Amendment and to induce the Lenders to continue to make advances to Borrower under the Loan Agreement, Borrower hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, there exists no Event of Default and no right of offset, defense, counterclaim or objection in favor of Borrower as against Agent or any Lender with respect to the Obligations.

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

EN POINTE TECHNOLOGIES SALES, INC.

By:	/s/ Kevin D. Ayers
Title:	CFO

FOOTHILL CAPITAL CORPORATION,
as Agent

By:	/s/ Larissa Megerdichian
Title	VP

ACKNOWLEDGEMENT BY GUARANTORS

Dated as of May 12, 2003

Each of the undersigned, being a Guarantor (each a “Guarantor” and collectively, the “Guarantors”) under their respective Guaranty and Security Agreement, dated December 28, 2001, and made in favor of Agent for the benefit of the Lenders (each a “Guaranty” and collectively, the “Guaranties”), hereby acknowledges and agrees to the foregoing Third Amendment to Loan and Security Agreement (the “Amendment”) and confirms and agrees that its Guaranty is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of the Amendment, each reference in such Guaranty to the Loan Agreement (as defined in the Amendment), “thereunder”, “thereof” or words of like import referring to the “Loan Agreement”, shall mean and be a reference to the Loan Agreement as amended or modified by the Amendment.  Although Lender has informed Guarantors of the matters set forth above, and Guarantors have acknowledged the same, each Guarantor understands and agrees that Lender has no duty under the Loan Agreement, the Guaranties or any other agreement with either Guarantor to so notify any Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any advances or transaction hereafter.

EN POINTE TECHNOLOGIES, INC.

By:	/s/ Kevin D. Ayers
Title:	CFO

EN POINTE TECHNOLOGIES VENTURES, INC.

By:	/s/ Robert A. Mercer
Title:	CFO